SECURITIES AND EXCHANGE COMMISSION WASHINGTON, DC 20549

     FORM 8-K CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event Reported) September 23, 2004

     L & L FINANCIAL HOLDINGS, INC. (Exact name of registrant as specified in its charter)

NEVADA 000-32505 91-2103949

(State of Incorporation)( Commission File Number)(I.R.S. Employer Identification No.) 720 Third Avenue, Suite 2111, Seattle, WA 98104 (Address of principal executive office) (Zip Code) Registrant's Telephone Number, Including Area Code (206) 264-8065

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     (Former name or former address if changed since last report)

Section 1 – Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement.

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Item 1.02 Termination of a Material Definitive Agreement.

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Item 1.03 Bankruptcy or Receivership.

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Section 2 – Financial Information

Item 2.01 Completion of Acquisition or Disposition of Assets.

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Item 2.02 Results of Operations and Financial Condition.

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Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

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Item 2.04 Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

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Item 2.05 Costs Associated with Exit or Disposal Activities.

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Item 2.06 Material Impairments.
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Section 3 – Securities and Trading Markets

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

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Item 3.02 Unregistered Sales of Equity Securities.

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Item 3.03 Material Modification to Rights of Security Holders.

The Registrant has reviewed the existing corporate equity structure and its growth strategy of using equity shares to acquire companies in China. As of September 21, 2004, the Registrant has only limited common shares being authorized, issued and outstanding (Of total 6.5 million authorized, approximately 5,680,554 shares issued and outstanding), thus the Registrant needs additional equity shares and a more sophisticated equity structure to implement the current acquisition strategy, ensuring company’s growth.

The Board resolved on September 21, 2004 to increase three (3) times of the existing numbers of issued and outstanding equity stocks, including both common shares and warrants, via a 3 (new) to 1 (existing) split effective on September 30, 2004.

To accommodate the 3 to 1 split, the Board also resolved to increase the authorized common shares to 120 millions (from 6.5 millions), the numbers of authorized preferred (convertible) shares to 2.5 millions (from 0.5 million), and authorized warrants to 9.1 millions (from 4.35 millions).

The above warrants have five (5) different categories, they are summarized as follows:

  Warrant A – with $2.50 conversion price per warrant to one common share (which is designated to the accredited investors who purchased common shares at$2.50 each). As of September 21, 2004, the Registrant has 0.65 million units of authorized Warrant A. The amount will be increased to 2.0 million units authorized, and to approximate 1,891,002 units issued and outstanding on and after September 30, 2004.

  Warrant B – with $2.00 conversion price (which is designated to the accredited investors who purchased the warrants at $1.25 each unit). As of September 21,2004, the Registrant has 0.8 million units of authorized Warrant B. The amount will be increased to 1 million units authorized, and to approximate 534,000 units issued and outstanding on and after September 30, 2004.

  Warrant C - with $3.00 conversion price (which is designated to the accredited investors who purchased the Registrant’s common shares at $3.00 each). As of September 21, 2004, the Registrant has 0.4 million units of authorized Warrant C. The amount will be increased to 1 million units authorized, and to approximate332,763 units issued and outstanding on and after September 30, 2004.

  Warrant D - with $2.25 conversion price (which is mainly designated to reward executives of the Registrant who made exceptional contribution to the company). As of September 21, 2004, the Registrant has 0.13 million units of authorized Warrant D. The amount will be increased to 1.1 million units authorized, and to approximate 12,000 units issued and outstanding on and after September 30,2004.

  Warrant E – with $3.00 conversation price (which is mainly designated to reward Directors who made exceptional strategic contribution to the company). As of September 21, 2004, the Registrant has 2.37 million units of authorized Warrant E. The amount will be increased to 4 million units authorized, and to approximate 233,121 units issued and outstanding on and after September 30, 2004.

As a result of the above capital expansion that any existing holder who owns one (1) unit of Company’s equity stock, including common shares and/or warrants as of September 30, 2004 is to own three (3) units of the same securities on and after September 30, 2004. Due to the expansion objective, the Registrant has not paid nor plans to pay any dividend in the near future.

Currently, management is conducting due diligence studies on targeted companies in China. The Company plans to acquire a controlling interest of the targeted entities, if feasible, to utilize the US technology to improve sales and profits.

Section 4 – Matters related to Accounts and Financial Information

Item 4.01 Changes in Registrant’s Certifying Accountant.

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Item 4.02 Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

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Section 5 – Corporate Governance and Management

Item 5.01 Changes in Control of Registrant.

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Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Item 5.04 Temporary Suspension of Trading Under Registrant’s Employee Benefit Plans.

Item 5.05 Amendments to the Registrant’s Code of Ethics, or Waive of a Provision of the Code of Ethics.

Section 6- [Reserved]
Section 7- Regulation FD
Item 7.01 Regulation FD Disclosure.
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Section 8- Other Events

Item 8.01 Other Events.

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Section 9- Financial Statements and Exhibits.

Item 9.01 Financial Statements and Exhibits.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                                                                                        L & L FINANCIAL HOLDINGS, INC.

Date: September 23, 2004

By: /S/ Dickson Lee
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Dickson Lee, CEO